UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2005

ACTION PERFORMANCE
COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 South Hohokam Drive, Tempe, Arizona	85281

(Address of Principal Executive Office)	(Zip Code)
(602) 337-3700
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal of Principal Officers Officers; Election of Directors; Appointment
     On July 28, 2005, Action Performance announced that it has appointed Herbert M. Baum as Executive Chairman of the Company. Mr. Baum, who has served as a director of Action Performance since 2000, was previously the President and Chief Executive Officer of the Dial Corporation, which develops and markets a diversified line of consumer products under various brand names. Fred Wagenhals will continue to serve as Chairman of the Board of Directors and CEO.
     In connection with this appointment, Mr. Baum has resigned from the compensation committee and the nominating/corporate governance committee. In addition, Mr. Baum will no longer serve as the “Lead Director.” Roy Herberger, an independent director since 2002, has been elected by the Board to serve as Lead Director, and Anne Mariucci, an independent director, has been appointed as Chair of the Compensation Committee.
     A copy of the press release announcing these events is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference.
Item 9.01. Financial Statements and Exhibits
99.1	Press Release of Action Performance Companies, Inc. dated August 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 1, 2005

ACTION PERFORMANCE COMPANIES, INC.
/s/ David M. Riddiford
By: David M. Riddiford
Chief Financial Officer, Secretary and Treasurer